                    SUBORDINATED LOAN AND SECURITY AGREEMENT


     THIS AGREEMENT (the "Agreement"), dated as of August __, 1997, is entered into by and between Bone, Muscle and Joint, Inc. a Delaware corporation, with its chief executive office, and principal place of business located at 4800 North Federal Highway, Suite 104-D, Boca Raton, Florida 33431 (the "Borrowers') and Galtney Corporate Services, Inc., a Texas corporation, with its principal place of business located at 820 Gessner, Suite 1000, Houston, Texas 77024-4259 (the "Lender" or sometimes, "Galtney"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

     WHEREAS, Borrower has requested Lender to make available to Borrower a loan in the aggregate principal amount of ONE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($1,500,000) in each (as the same may from time to time be amended, modified, supplemented or revised, the "Loan"), which would be evidenced by a Subordinated Promissory Note executed by Borrower substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or restated the "Note").

     WHEREAS, Lender is willing to make the Loan on the terms and conditions set forth in this Agreement, and

     WHEREAS, the Secured Obligations hereunder shall be expressly subordinated, to the extent and in the manner set forth in the Subordination Agreement.

     WHEREAS, Lender and Borrower agree any Loan hereunder shall be subordinate to Senior Debt (as defined herein) to the extent set forth in the Subordination Agreement (as defined herein).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1. DEFINITIONS

     Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

     1.1. "Account" means any "account," as such term is defined in Section
9.106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under

Sub. Loan and Security Agr
the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrowers rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     1.2. "Account Debtor" means any "account debtor," as such term is defined in Section 9.105(a)(1) of the UCC.

     1.3. "Chattel Paper" means any "chattel paper," as such term is defined in
Section 9.105(a)(2) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.4. "Closing Date" means the date of funding of the Loan.

     1.5. "Collateral" shall have the meaning assigned to such term in Section 3 of this Agreement.

     1.6. "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     1.7. "Copyrights" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.


     1.8. "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest

     1.9. "Documents" means any "documents," as such term is defined in Section 9.105(a)(6) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.10. "Equipment" means any "equipment," as such term is defined in Section 9.109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

Sub. Loan and Security Agr

     1.11. "Excluded Agreements" means (i) any warrant agreement executed hereunder, and any other warrants (including without limitation, the Warrant Agreement dated as of even date herewith) to acquire, or agreements governing the rights of the holders of, any equity security of Borrower, and (ii) any stock of the Borrower issued or purchased pursuant to the Warrant Agreement.

     1.12. "Facility Fee" means one (1%) percent of the principal amount of the Loan due at the Closing Date.

     1.13. "Fixtures" means any "fixtures," as such term is defined in Section 9.313(a)(1) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

     1.14. "General Intangibles" means any "general intangibles," as such term is defined in Section 9.106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9.105(a)(5) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

     1.15. "Instruments" means any "instrument," as such term is defined in
Section 9.105(a)(9) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.16. "Intellectual Property" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

     1.17. "Inventory" means any "inventory," as such term is defined in Section 9.109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used

Sub. Loan and Security Agr
or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     1.18. "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

     1.19. "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other tide retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

     1.20. "Loan Documents" shall mean and include this Agreement, the Note, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Loan Documents shall not include any of the Excluded Agreements.

     1.21. "Material Adverse Effect" means a material adverse effect upon: (i) the business, operations, properties, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations.

     1.22. "Maturity Date" means December 31, 2000.

     1.23. "Maximum Rate" means, at any time, the maximum rate of interest under applicable law that the Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents and the Excluded Agreements that constitute interest under applicable law. Each change in any interest provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum
Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

     1.24. "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.25. "Patents" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:
(a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United

Sub. Loan and Security Agr

States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

     1.26. "Permitted Liens" means any and all of the following: (i) pari passau liens in favor of Lender and Comdisco, Inc., a Delaware corporation ("Comdisco"), (ii) liens related to, or arising in connection with, Senior Debt, or (iii) liens permitted under the Senior Loan Agreement.

     1.27. "Proceeds" means "proceeds," as such term is defined in Section 9.306(a) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     1.28. "Receivables" shall mean and include all of the Borrowers accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

     1.29. "Secured Obligations" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note, or any of the other Loan Documents, whether or not evidenced by any Note, this Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

     1.30. "Senior Creditor" means a bank, insurance company, pension fund, or other institutional lender to be determined, or a syndication of such institutional lenders that provides Senior Debt financing to Borrower; provided, that Senior Creditor shall not include Comdisco or any officer, director, shareholder, venture capital investor, or insider of Borrower or Comdisco, or any affiliate of the foregoing persons, except upon the express written consent of Lender.

     1.31. "Senior Debt" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor under the Senior Loan Documents, including, but not limited to such amounts

Sub. Loan and Security Agr
as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower.

     1.32. "Senior Loan Documents" means the loan agreement between Borrower and Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt or the loan agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.33. "Subordination Agreement" means the Subordination Agreement dated as of August 1, 1997, as amended by the First Amendment to Subordination Agreement dated as of even date herewith, entered into between Borrower, Comdisco and Lender for the benefit of Senior Creditor.

     1.34. "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     1.35. "Trademarks" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

     1.36. "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

     1.37. "Warrant Agreement" shall mean the Warrant Agreement dated as of even date herewith entered into in connection with the Loan, pursuant to which Borrower granted Lender the right to purchase that number of shares of Series E Convertible Preferred Stock of Borrower as more particularly set forth therein.

SECTION 2. THE LOAN

     2.1. Borrower shall pay interest on the Loan to Lender on the first day of each month commencing with the first full month occurring after the date hereof, until the earlier to occur of December 31, 1997 or consummation of the IPO, at a rate equal to the lesser of (i) 14% per annum of the outstanding principal of the Loan and (ii) the Maximum Rate; provided, however, that if the IPO shall not have occurred on or prior to December 31, 1997, Borrower shall pay interest as hereinafter provided. The outstanding principal amount of the Loan, together with interest thereon pre-computed at the rate of the lesser of (i) 14% per annum and (ii) the Maximum Rate shall be due and payable on the date which is the earlier to occur of consummation of the IPO or the Maturity Date; provided, however, that if the IPO is not consummated on or prior to December 31, 1997, then the Loan shall be repaid commencing January 1, 1998 in 36 monthly

Sub. Loan and Security Agr
installments of principal and interest, with interest accruing on the unpaid principal amount of the Loan at rate equal to the lesser of (i) 15% and (ii) the Maximum Rate. If any payment under the Note shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

     2.2. Borrower shall have the option to prepay the Loan, without penalty or premium, in whole or in part, as of any Payment Date after the Closing Date by paying to Lender such principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment.

     2.3. (a) Borrower shall within 45 days of the effective date of its Initial Public Offering prepay the Loan, in whole, as of the next Payment Date by paying to Lender such principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment.

     (b) If (i) an Event of Default of the type specified in Section 8.1 hereof has occurred, or (ii) the IPO is not consummated on or prior to December 31,

1997 and at any time thereafter Borrower shall issue or sell any shares of its preferred stock in connection with an equity financing (such transaction being, an "Equity Financing"), then at any time and from time to time after or simultaneously with the consummation of such Equity Financing Lender, upon not less than 30 days prior written notice to Borrower (the first business day following such 30-day period being the "Conversion Date"), shall have the right to convert all (and only all) of the outstanding amount owing under the Loan into that number of shares of such preferred stock sold or to be sold in such Equity Financing equal to the quotient of (A) the sum of (i) the aggregate principal amount of the Loan on the Conversion Date and (ii) the aggregate accrued and unpaid interest with respect thereto as of the Conversion Date, and
(iii) any and all outstanding fees and expenses in connection with the Note, divided by (B) the price per share paid by purchasers in such Equity Financing. Notwithstanding anything contained herein to the contrary, the provisions of this paragraph (b) shall not be applicable to any transaction in connection with the issuance of "Excluded Securities" (as such term is defined in the Amended and Restated Certificate of Incorporation of Borrower). Nothing contained herein shall be construed to prevent or compel Lender to exercise its rights under the Warrant Agreement.

     (c) Upon exercise of any conversion by Lenders pursuant to paragraph (b) hereof, Borrower shall promptly issue to Lender such certificates as shall be necessary to evidence shares of preferred stock issuable upon exercise of such conversion and Lender shall return the Note, together with a satisfactory note power executed in blank.

     2.4. (a) No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or Excluded Agreement or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether

Sub. Loan and Security Agr
or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.

     (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1, not to exceed the Maximum Rate.

     (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the lesser of (i) the rate set forth in Section 2.1 plus two percent (2%) per annum and
(ii) the Maximum Rate ("Default Rate").

SECTION 3. SECURITY INTEREST

     As security for the prompt and complete payment in full when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan upon the terms and subject to the conditions of the Note, Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a second priority security interest in, pari passu with the security interest in favor of Comdisco, all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

     (a)  All Receivables;

     (b)  All Equipment;

     (c)  All Fixtures;

     (d)  All General Intangibles;

     (e)  All Inventory;

     (f) All other goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

     (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents, warrants and agrees that;

     4.1. Borrower owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

Sub. Loan and Security Agr

     4.2. Borrower has the full power and authority to, and does hereby grant and convey to the Lender, a perfected second priority security interest (pari passu with the security interest in favor of Comdisco) in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens, and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except as set forth herein, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

     4.3. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

     4.4. Borrower's execution, delivery and performance of the Note, this Agreement, the execution and delivery of all financing statements, all other Loan Documents required to be delivered or executed in connection herewith, and the Excluded Agreements have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents and the Excluded Agreements were duly authorized to do so; and the Loan Documents and the Excluded Agreements constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

     4.5. This Agreement, the other Loan Documents and the Excluded Agreements do not violate any provisions of Borrower's Certificate of Incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement and Permitted Liens.

     4.6. The execution, delivery and performance of this Agreement, the other Loan Documents and the Excluded Agreements do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for those already obtained.

     4.7. No event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

     4.8. No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Loan

Agreement between Borrower and Senior Creditor.

     4.9. Borrower has filed or has obtained extensions for the filing of all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower for the three
(3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

Sub. Loan and Security Agr

SECTION 5. INSURANCE

     5.1. So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained adequate public liability and professional liability insurance with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

     5.2. THE BORROWER SHALL INDEMNIFY THE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO THE DISPOSITION OR UTILIZATION OF THE COLLATERAL, OTHER THAN CLAIMS ARISING OUT OF OR CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL, SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) RELATING TO THE DISPOSITION OR UTILIZATION OF THE COLLATERAL ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON BUT NOT AGAINST LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES ARISING OUT OF SUCH PERSON'S ACTS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

SECTION 6. COVENANTS OF BORROWER

     Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

     6.1. Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):


          (a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct;

          (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of

Sub. Loan and Security Agr
     independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

          (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

          (d) promptly, any additional information, financial or otherwise (including, but not limited, to tax returns and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

     6.2. Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable prior notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower, including bank statements, at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records.

     6.3. Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Lender; and take all further action that may be necessary or desirable, or that Lender may request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     6.4. Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender and any Permitted Lien) and shall give Lender immediate written notice thereof.

     6.5. Borrower shall continue to collect its Accounts in the ordinary course of business.

     6.6. Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with past practices.

     6.7. Borrower shall not merge with and into any other entity; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of thirty (30) days prior to the closing date and requesting Lender's consent to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form

Sub. Loan and Security Agr
and substance satisfactory to Lender. In the event Lender does not consent to such assignment the parties agree Borrower shall prepay the loan in accordance with Section 2.2 hereof.

     6.8. Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except inventory sold in the normal course of business).

     6.9. Upon the reasonable request of Lender, Borrower shall, during normal business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a current and accurate fashion.

     6.10. Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file or request any extension on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

     6.11. Borrower shall not relocate any item of the Collateral unless such relocation shall be within the continental United States and Borrower shall first (a) cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and (b) have given the Lender no less than ten
(10) days prior written notice of such relocation.

SECTION 7. CONDITIONS PRECEDENT TO LOAN

     The obligation of Lender to fund the Loan on the Closing Date shall be subject to Borrower's request, and Lender's satisfactory completion of its due diligence and approval process, and satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

     7.1. The Closing Date shall occur on or before December 31, 1997.

     7.2. Borrower shall have achieved seventy-five (75%) percent or more of its cumulative revenue and cumulative income projections dated July 25, 1997 in the prior six (6) months.

     7.3. Document Delivery. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

          (a) executed originals of the Note, and all other Loan Documents, and the Warrant Agreement, including any documents reasonably required by Lender to effectuate the liens of Lender, with respect to all Collateral;

Sub. Loan and Security Agr

          (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents and the Warrant Agreement;

          (c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

          (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

          (e) payment of the Facility Fee;

          (f) Borrower's written instructions to Lender regarding the manner of disbursement of the Loan, which must be reasonably satisfactory to Lender; and

          (g) such other documents as Lender may reasonably request.

     7.4. Perfection of Security Interests. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a second priority perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral

     7.5. Absence of Events of Defaults. As of the Closing Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Senior Loan Documents between Borrower and Senior Creditor.

     7.6. Material Adverse Effect. As of the Closing Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 8. DEFAULT

     The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note and other Loan Documents:

     8.1. Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

          8.2. Borrower defaults in the performance of any other covenant or Secured Obligation of Borrower hereunder or under the Note or any of the other Loan Documents, and such default continues for more than twenty (20) days after Lender has given notice of such default to Borrower.

Sub. Loan and Security Agr

     8.3. Any representation or warranty when made herein by Borrower shall prove to have been false or misleading in any material respect, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender; or

     8.4. Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (33-1/3% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

     8.5. Sixty (60) days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

     8.6. Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

     8.7. The default by Borrower under any Loan Documents, any other promissory note or agreement evidencing indebtedness for borrowed money; or

     8.8. If any obligation of Borrower (other than the Secured Obligations)

involving an amount in excess of $100,000.00 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice of lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable or the entry of any judgment against Borrower involving an award in excess of $100,000.00 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days; or

     8.9. The occurrence of any material default under the Senior Loan Documents; or

     8.10. The occurrence of any material default under the Excluded Agreements.

SECTION 9. REMEDIES

     Upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Subsections 8.4 or 8.5, the Note and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal

Sub. Loan and Security Agr
of and accrued interest on such Note and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section 2.4(c) of this Agreement. Subject to the terms of the Subordination Agreement, Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

     Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

     First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

     Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

     Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

     Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9.207 of the UCC.

     Lender's rights and remedies hereunder are subject to the terms of the Subordinated Agreement.

SECTION 10. MISCELLANEOUS

     10.1. Continuation of Security Interest. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable at which time Lender has executed a written termination statement (which Lender shall execute within a reasonable time after full payment of the Secured Obligations hereunder), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

Sub. Loan and Security Agr

     10.2. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


     10.3. Notice. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

          (a)     If to Lender:

                        GALTNEY CORPORATE SERVICES, INC.
                            Attention: Karen Kassouf
                             820 Gessner, Suite 1000
                            Houston, Texas 77024-4259
                            Facsimile: (713) 467-8031

                  With a copy to:

                        Galtney Corporate Services, Inc.
                             Attention: Gary Cordell
                             820 Gessner, Suite 1000
                            Houston, Texas 77024-4259
                            Facsimile: (713) 467-8031


          (b)     If to Borrower:

                          BONE, MUSCLE AND JOINT, INC.
                            Attention: David H. Fater
                     4800 North Federal Highway, Suite 104-D
                              Boca Raton, FL 33431
                            Facsimile: (561) 391-1389
                              Phone: (561) 391-1311


                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza, 41st Floor
                            New York, New York 10112
                       Attention: Lawrence G. Graev, Esq.
                              Phone: (212) 408-2400
                            Facsimile: (212) 408-2420

or to such other address as each party may designate for itself by like notice.

Sub. Loan and Security Agr

     10.4. Entire Agreement; Amendment. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN AND THE EXCLUDED AGREEMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which the Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

     10.5. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     10.6. No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

     10.7. Survival. All agreements, representations and warranties contained in this Agreement, the Note, the other Loan Documents and the Excluded Agreements or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

     10.8. Successor and Assigns. The provisions of this Agreement, the other Loan Documents and the Excluded Agreements shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note, any of the other Loan Documents or the Excluded Agreements, without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents or Excluded Agreements without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

     10.9. Further Indemnification. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement other than any income taxes of Lender.

     10.10. Governing Law. This Agreement, the Note, the other Loan Documents and the Excluded Agreements have been negotiated and delivered to Lender in the State of Texas. Payment to Lender by Borrower of the Secured Obligations is due in the State of Texas. This Agreement, the Note, the other Loan Documents and the Excluded Agreements shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Sub. Loan and Security Agr

     10.11. CONSENT TO JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS ARISING IN OR UNDER OR RELATED TO THIS AGREEMENT, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR EXCLUDED AGREEMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF TEXAS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO GENERALLY AND UNCONDITIONALLY: (A) CONSENTS TO PERSONAL JURISDICTION IN HARRIS COUNTY, STATE OF TEXAS; (B) WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE IN HARRIS COUNTY, STATE OF TEXAS; (C) AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN THE AFORESAID COURTS; AND (D) IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS OR EXCLUDED AGREEMENTS. SERVICE OF PROCESS ON ANY PARTY HERETO IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF GIVEN IN ACCORDANCE WITH THE REQUIREMENTS FOR NOTICE SET FORTH IN SUBSECTION 10.3, ABOVE AND SHALL BE DEEMED EFFECTIVE AND RECEIVED AS SET FORTH IN SUBSECTION 10.3, ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF EITHER PARTY TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

     10.12. Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

     10.13. Confidentiality. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to Section 6 hereof or the information provided to it by Borrower, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

     10.14. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

Sub. Loan and Security Agr

     10.15. Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sub. Loan and Security Agr

     IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.


BORROWER:                               BONE, MUSCLE & JOINT, INC.

                                        Signature: /s/ David H. Fater
                                                   ---------------------------

                                        Print Name:
                                                   ---------------------------


                                        Title:     ---------------------------




LENDER:                      GALTNEY CORPORATE SERVICES, INC.

                             Signature: /s/ Joe L. Moore
                                        ---------------------------

                             Print Name: Joe L. Moore
                                        ---------------------------

                             Title:     Senior Vice President & Treasurer
                                        ---------------------------

Sub. Loan and Security Agr